EX-99.2a(1)


                                    DELAWARE
                             ---------------------  PAGE 1
                                The First State



       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "GAM MULTI-STRATEGY INVESTMENTS, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2005, AT 4:57 O'CLOCK P.M.












                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3946503 8100              [SEAL]           AUTHENTICATION: 3772971
050250563                                            DATE: 03-29-05

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                   DELIVERED 04:57 PM 03/28/2005
                                                     FILED 04:57 PM 03/28/2005
                                                    SRV 050250563 - 3946503 FILE



                            CERTIFICATE OF FORMATION

                                       OF

                       GAM MULTI-STRATEGY INVESTMENTS, LLC


       The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplementary thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

              FIRST: The name of the limited liability company (hereinafter called the "Company") is GAM Multi-Strategy Investments, LLC.

              SECOND: The address of the Company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington,
       Delaware 19808. The name of its registered agent at such address is Corporation Service Company

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 28th day of March, 2005.



                                                /s/ Kenneth Dursht
                                                ------------------
                                                Kenneth Dursht
                                                Authorized Person